Exhibit 99.1

Biovest International Emerges from Chapter 11 Reorganization

TAMPA, FL and MINNEAPOLIS, MN – November 17, 2010 – Biovest International, Inc. (OTCQB: “BVTI”) announced that, effective today, the Company has successfully completed its reorganization, and pursuant to Biovest’s Plan of Reorganization approved by the bankruptcy court, the Company has now formally exited Chapter 11 as a fully restructured organization.

According to Samuel S. Duffey, Biovest’s President & General Counsel, “Today marks an exciting new beginning for Biovest as we have emerged as a much stronger, more financially secure organization. As such, we are preparing to report significant new milestones that we have been working towards. Even before yearend, Biovest is planning to present important new Phase III data for BiovaxID®, its personalized lymphoma vaccine, at the ASH Annual Meeting in December and also report new revenue-generating contract manufacturing agreements for biologics production to be performed at its cell culture center. These events should cap off a highly successful year and set the stage for 2011 and beyond.”

Biovest Reorganization Summary:

As now deemed effective, the Plan of Reorganization restructured Biovest’s balance sheet by reducing outstanding debt, rescheduling debt payment obligations and reducing operating expenses. Under the Plan, stockholders retained their common shares. An important part of the confirmed restructuring was a previously announced $7 million financing for which ROTH Capital Partners, LLC acted as the exclusive placement agent. Structural changes to certain agreements are now in effect including the reduction of the outstanding royalty on BiovaxID sales from 35% to 6.30%, thus expected to enhance Biovest’s commercial and partnering opportunities.

About Biovest International, Inc.:

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

For further information, please visit: http://www.biovest.com

Special Note: Biovest expects to soon launch its new website.

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.